UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, the shareholders of Albemarle Corporation (the “Company”) approved the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors (the “2023 Directors Plan”). A description of the terms and conditions of the 2023 Directors Plan is set forth in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 21, 2023 (the “Proxy Statement”), under the heading “Proposal 5 – Approval of 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors”, which such description is incorporated by reference herein. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2023 Directors Plan, a copy of which is included as Appendix A to the Proxy Statement and is incorporated by reference into this Item 5.02.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 2, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the proposals listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Proxy Statement. The voting results for each proposal are set forth below.

As of the record date for the Annual Meeting, March 7, 2023, there were 117,299,392 shares of common stock outstanding and entitled to vote, of which the holders of 101,561,135 shares of common stock were represented in person or by proxy at the Annual Meeting.

Proposal 1. Election of directors. The shareholders elected all of the nominees for director to serve for a term expiring at the annual meeting of shareholders in 2024, by the votes set forth in the table below.

Nominees	Voted For	Voted Against	Abstain	Broker Non-Votes
M. Lauren Brlas	87,349,454	3,681,646	70,743	10,459,292
Ralf H. Cramer	89,974,567	1,051,104	76,172	10,459,292
J. Kent Masters, Jr.	87,027,649	4,000,788	73,406	10,459,292
Glenda J. Minor	89,487,591	1,541,908	72,344	10,459,292
James J. O’Brien	87,168,233	3,856,539	77,071	10,459,292
Diarmuid B. O'Connell	88,848,884	2,175,572	77,387	10,459,292
Dean L. Seavers	88,545,434	2,478,357	78,052	10,459,292
Gerald A. Steiner	89,347,622	1,674,900	79,321	10,459,292
Holly A. Van Deursen	89,667,909	1,362,024	71,910	10,459,292
Alejandro D. Wolff	86,995,363	4,028,263	78,217	10,459,292

Proposal 2. Advisory vote on executive compensation. The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
83,616,589	5,332,694	2,152,560	10,459,292

Proposal 3. Frequency of periodic advisory votes on executive compensation. The shareholders recommended, on a non-binding, advisory basis, annual frequency of future advisory votes on the compensation of our named executive officers, by the votes set forth in the table below.

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
89,272,772	120,361	1,610,822	97,888	10,459,292

Based on these results, the Company’s Board of Directors has determined to hold an advisory vote on the compensation of named executive officers annually until the next frequency vote. A frequency vote is required to be held at least once every six years.

Proposal 4. Ratification of appointment of independent registered public accounting firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
95,541,169	5,951,315	68,651	N/A

Proposal 5. Approval of the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors. The shareholders approved the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
89,290,093	1,668,896	142,854	10,459,292

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit
10.1
Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors [filed as Appendix A to the Company’s Definitive Proxy Statement filed on March 21, 2023, and incorporated herein by reference].

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 2, 2023	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary